Exhibit 10.2

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Agreement”) is effective as of the 4th day of December, 2006 by and between 1-800 CONTACTS, INC. (“Borrower”) and ZIONS FIRST NATIONAL BANK (“Lender”).

Recitals

A.            Borrower executed and delivered to Lender that certain Promissory Note (Reducing Revolving Line of Credit) dated February 27, 2004 in the original principal amount of $28,000,000.00, and increased by the Second Loan Modification Agreement dated December 30, 2005 to the commitment amount of $40,000,000.00 (the “Note”).

B.            In connection with the Note, Borrower executed and delivered to Lender a Restated Loan Agreement dated February 27, 2004, as modified by that certain Loan Modification Agreement dated June 25, 2004, and the Second Loan Modification Agreement dated December 30, 2005 (the “Loan Agreement”).

C.            Borrower has requested that Lender modify certain terms and conditions contained in the Loan Agreement and Lender has agreed to such increase and modifications provided, among other things, Borrower executes and delivers this Agreement to Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Agreement is hereby modified as follows:

1.             Except as otherwise expressly provided herein, terms assigned defined meanings in the Loan Agreement shall have the same defined meanings in this Agreement.

2.             The definition for “Maximum Available Advance Amount” contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Maximum Available Advance Amount” means the commitment amount of $40,000.000.00 or as reduced pursuant to Section 2.2.

3.             The definition for “Prime Rate Applicable Margin” contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Prime Rate Applicable Margin” means minus one percent (-1.00%) until the rate changes pursuant to the terms of the Promissory Note, and thereafter:

a.             If the Maximum Leverage Ratio is greater than or equal to two (2.0), minus seventy-five hundredths percent (-0.75%).

b.             If the Maximum Leverage Ratio is greater than or equal to one (1.0) but less than two (2.0), minus one percent (-1.00%).

c.             If the Maximum Leverage Ratio is less than one (1.0), minus one and twenty-five hundredths percent (-1.25%).

4.             The definition for “Promissory Note” contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Promissory Note” means the Replacement Promissory Note (Revolving Line of Credit) to be executed by Borrower pursuant to Section 2.3 Promissory Note in the form of Exhibit A hereto, which is incorporated herein by reference, and any and all renewals, extensions, modifications, and replacements thereof.

5.             The first paragraph of Section 2.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

2.2           Nature and Duration of Loan

The Loan shall be a revolving loan payable in full upon the dates and upon the terms and conditions provided in the Promissory Note.  Borrower may, at its option, reduce the Maximum Available Advance Amount of the Loan by providing written notice to Lender and paying any and all amounts owing to Lender above the reduced Maximum Available Advance Amount.  Lender and Borrower intend the Loan to be in the nature of a line of credit under which Borrower may repeatedly draw and repay funds on a revolving basis in accordance with the terms and conditions of this Loan Agreement and the Promissory Note.  The right of Borrower to draw funds and the obligation of Lender to advance funds shall not accrue until all of the conditions set forth in Section 4, Conditions to Loan Disbursements, have been fully satisfied, and shall terminate:  (i) upon occurrence of an Event of Default, (ii) upon written notice from Borrower to Lender of termination of the Loan, or (iii) upon maturity of the Promissory Note, unless the Promissory Note is renewed or extended by Lender, in which case such termination shall occur upon the maturity of the final renewal or extension of the Promissory Note.  Upon such termination, any and all amounts owing to Lender pursuant to the Promissory Note shall thereupon be due and payable in full.

6.             Borrower shall pay Lender a facility fee of $30,000.00 and legal expenses incurred of $745.00 concurrent with the execution of this Agreement and a facility fee of 0.15% of the Maximum Available Advance Amount then in effect, if any, on June 1, 2007 and June 1, 2008.

7.             Except as expressly modified by this Agreement, all other terms and conditions of the Loan Agreement shall remain in full force and effect.

Dated this 4th day of December, 2006.

1-800 CONTACTS, INC.

By:
Robert G. Hunter, Chief Financial Officer

ZIONS FIRST NATIONAL BANK

By:

Title:

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